UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
PROXY STATEMENT
PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
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AMERICAN REPROGRAPHICS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AMERICAN REPROGRAPHICS COMPANY
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 22, 2006
To Our Stockholders:
      We cordially invite you to attend the 2006 Annual Meeting of Stockholders of American Reprographics Company (the “Company”), our first annual meeting since the closing of our initial public offering on February 9, 2005. The annual meeting will take place at the Glendale Hilton Hotel, 100 West Glenoaks Boulevard, Glendale, California 91202 on Monday, May 22, 2006, at 2:00 p.m. local time. We look forward to your attendance either in person or by proxy.
      The purpose of the annual meeting is to:

1. Elect seven directors, each for a term of one year, or until their successors are elected and qualified;

2. Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2006; and

3. Transact any other business that may properly come before the annual meeting and any postponements or adjournments of the annual meeting.
      The foregoing items of business are more fully described in the proxy statement accompanying this notice of annual meeting of stockholders. Only stockholders of record at the close of business on March 27, 2006 will receive notice of, and be eligible to vote at the annual meeting or any postponements or adjournments of the annual meeting. A list of such stockholders will be available at the Annual Meeting, and, during ordinary business hours ten days prior to the Annual Meeting, at the office of the Secretary of the Company at 700 North Central Avenue, Suite 550, Glendale, California 91203. If you would like to review the stockholder list, please contact our Secretary at 818-500-0225 to schedule an appointment.
      A copy of the Company’s Annual Report for the fiscal year ended December 31, 2005 is included with this mailing.

By order of the Board of Directors,

Mark W. Legg
Chief Financial Officer and Secretary
April 17, 2006
YOUR VOTE IS VERY IMPORTANT
Please read the Proxy Statement and the voting instructions on the enclosed proxy card. Then, whether or not you plan to attend the annual meeting in person, and no matter how many shares you own, please complete, sign, date and promptly return the enclosed proxy card in the enclosed return envelope. This will ensure that your vote is counted even if you cannot attend the annual meeting in person. The enclosed return envelope requires no additional postage if mailed in either the United States or Canada.

AMERICAN REPROGRAPHICS COMPANY
2006 ANNUAL MEETING
PROXY STATEMENT

i

AMERICAN REPROGRAPHICS COMPANY
700 North Central Avenue, Suite 550
Glendale, CA 91203
(818) 500-0225
April 17, 2006

PROXY STATEMENT

       American Reprographics Company closed its initial public offering on February 9, 2005, and our common stock was listed on the New York Stock Exchange (“NYSE”), on February 4, 2005. We were previously organized as American Reprographics Holdings, L.L.C., a California limited liability company, or Holdings. Immediately prior to our initial public offering, we reorganized as a Delaware corporation, American Reprographics Company. We conduct our operations through our wholly-owned operating subsidiary, American Reprographics Company, L.L.C., a California limited liability company, or Opco, and its subsidiaries.
      The Board of Directors (the “board”) of American Reprographics Company is furnishing you this proxy statement in connection with the solicitation of proxies on its behalf for the 2006 Annual Meeting of Stockholders (the “Annual Meeting” or “meeting”). The meeting will take place at the Glendale Hilton Hotel, 100 West Glenoaks Boulevard, Glendale, California 91202 on Monday, May 22, 2006, at 2:00 p.m. local time. In this proxy statement we refer to American Reprographics Company as the “Company”, “we”, “us”, “our” or “ARC”. At the meeting, stockholders will vote on the election of seven directors, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2006, and will transact any other business that may properly come before the meeting, although we know of no other business to be presented.
      By submitting your proxy (by signing and returning the enclosed proxy card), you authorize Mark W. Legg, Chief Financial Officer and Secretary of ARC, Sathiyamurthy Chandramohan, the Chief Executive Officer and Chairman of the Board of ARC, and Kumarakulasingam Suriyakumar, the President, Chief Operating Officer and a director of ARC, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.
      We are first sending this proxy statement, form of proxy and accompanying materials to stockholders on or about April 17, 2006.
      YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY IN THE ENCLOSED ENVELOPE.
ANNUAL MEETING AND VOTING INFORMATION
      The board seeks your proxy for use in voting at our 2006 annual meeting of stockholders or any postponements or adjournments of the meeting. Our annual meeting will be held at the Glendale Hilton Hotel, 100 West Glenoaks Boulevard, Glendale, California 91202 on Monday, May 22, 2006, at 2:00 p.m. local time. We intend to begin mailing this proxy statement, the attached notice of annual meeting, the accompanying proxy card and our Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2005 on or about April 17, 2006 to all holders of our common stock, par value $0.001 per share, entitled to vote at the meeting. Our Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2005 does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

Purpose of the annual meeting.
      At the annual meeting, stockholders of ARC will be asked to:

1. Elect seven directors, each for a term of one year, or until their successors are elected and qualified; and

2. Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2006.
      Stockholders also will transact any other business that may properly come before the meeting. Members of ARC’s management team and a representative of PricewaterhouseCoopers LLP, the Company’s independent auditor, will be present at the meeting to respond to appropriate questions from stockholders. The representative of PricewaterhouseCoopers LLP will also make a statement if they so desire.
Admission to the annual meeting.
      All record or beneficial owners of ARC’s common stock may attend the annual meeting in person. When you arrive at the annual meeting, please present photo identification, such as a driver’s license. Beneficial owners must also provide evidence of stock holdings, such as recent brokerage account or bank statement showing that you owned ARC common stock on the record date of March 27, 2006. ARC also has invited certain ARC employees and certain agents of the Company to attend the annual meeting.
Record date and voting.
      The record date for the meeting is March 27, 2006. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is ARC’s common stock. Each outstanding share of common stock is entitled to one vote for all matters presented for a vote at the meeting. At the close of business on the record date there were 44,745,297 shares of ARC common stock outstanding.
      If you submit a proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the seven nominees to the Board of Directors; and

•	FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditor.
Voting shares held in “street name.”
      If your shares are held by a bank or brokerage firm, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items. In the case of a non-discretionary item, your shares will be considered “broker non-votes” on that proposal. The election of directors and the ratification of appointment of ARC’s independent auditors are “discretionary” items.
      As the beneficial owner of shares, you are invited to attend the meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy form from the record holder of your shares.
Quorum.
      A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.
Voting instructions.
      If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. By so doing you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in either the United States or Canada.
      If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to registered stockholders who wish to vote in person at the meeting. If you attend the annual meeting, please bring the enclosed proxy card or proof of identification. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a proxy form from their record holder.
      If your shares are held in street name, you may be able to vote your shares electronically by telephone or on the internet. A large number of banks and brokerage firms participate in a program provided through ADP Investor Communications Services that offers telephone and internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the internet by following the instructions set forth on the voting form provided to you by your record holder.
Revoking your proxy.
      You may revoke your proxy at any time before your shares are voted and change your vote:

•	by signing another proxy with a later date and delivering it in accordance with the instructions set forth in this proxy statement; or

•	if you are a registered stockholder, by giving written notice of such revocation to the Secretary of ARC prior to or at the meeting or by voting in person at the meeting.
      Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary of ARC before your proxy is voted or you vote in person at the meeting.
      Any written notice of revocation, or later dated proxy, should be delivered to:

American Reprographics Company
700 North Central Avenue, Suite 550
Glendale, California 91203
Attention: Mark W. Legg, Chief Financial Officer and Secretary
Vote required to elect the director nominees.
      The affirmative vote of a plurality of the votes cast at the meeting is required to elect the seven nominees named in Proposal 1 as directors. This means that the seven nominees will be elected if they receive more affirmative votes than any other person. If you vote “Withheld” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.
Nominee who is unable to stand for election.
      If a nominee is unable to stand for election, the board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

Votes required to ratify the appointment of ARC’s independent auditors.
      The ratification of the appointment of PricewaterhouseCoopers LLP as ARC’s independent auditors for fiscal year 2006, as specified in Proposal 2, requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.
Other Business.
      We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.
Board recommended vote on the proposals.
      Your board recommends that you vote:

•	FOR the election of the seven nominees to the Board of Directors; and

•	FOR the ratification of PricewaterhouseCoopers LLP as ARC’s independent auditors.
Counting votes.
      ARC’s transfer agent, Mellon Investor Services, will tabulate and certify the votes. A representative of the transfer agent will serve as an inspector of election.
Treatment of abstentions and broker non-votes.
      Abstentions will be treated as shares present for quorum purposes and entitled to vote. Abstentions from voting on a proposal described in this proxy statement will not affect the outcome of the vote on that proposal. A broker non-vote occurs when a broker is unable to vote on a particular matter without instructions from the beneficial holder and such instructions are not received. Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote. Therefore, broker non-votes will have no effect on the outcome of the vote on the election of directors or the ratification of our independent auditors.
Voting results of the annual meeting.
      We plan to announce preliminary voting results at the annual meeting and to publish final results in our Quarterly Report on Securities and Exchange Commission Form 10-Q for the quarter ended June 30, 2006.
Solicitation of Proxies.
      ARC is soliciting the proxies and will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses and other agents holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to these beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding the solicitation material to the beneficial owners. We have asked banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record.

PROPOSAL 1 — ELECTION OF DIRECTORS
Nominees for Director
      The board currently consists of seven directors, each of whom has been nominated to serve for a term of one (1) year and until their successors are duly elected and qualified. Our board is not classified and thus all of our directors are elected annually. Edward D. Horowitz has announced his decision not to stand for re-election. The Company takes this opportunity to thank Mr. Horowitz for his Board service and his contributions to the Company and its stockholders.
      Each of the nominees have consented to being named in this proxy statement and has agreed to serve as a member of the board if elected. The Company has no reason to believe that any nominee will be unable to serve. If a nominee is unable to stand for election, the board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.
      The affirmative vote of a plurality of the votes cast at the meeting is required to elect the seven nominees as directors. This means that the seven nominees will be elected if they receive more affirmative votes than any other person.
      The following table sets forth, with respect to each nominee, his name, the year in which he first became a director of ARC, and his age as of April 11, 2006.

	Year First
Name	Elected	Age

Sathiyamurthy Chandramohan	1998(1)	47
Kumarakulasingam Suriyakumar	1998(1)	53
Thomas J. Formolo	2000(2)	42
Dewitt Kerry McCluggage	2006	51
Mark W. Mealy	2005	48
Manuel Perez de la Mesa	2002(3)	49
Eriberto R. Scocimara	—	70

(1)	Served as an advisor of Holdings since 1998 and as a director of ARC since October 2004.

(2)	Served as an advisor of Holdings since 2000 and as a director of ARC since October 2004.

(3)	Functioned as a director of Holdings since 2002 and served as a director of ARC since October 2004.
      The following is a brief description of the principal occupation and business experience of each of our directors during the past five years and their other affiliations.
      Sathiyamurthy (“Mohan”) Chandramohan has served as an advisor and the Chairman of the Board of Advisors of Holdings since March 1998 and has served as a director and the Chairman of the Board of Directors of American Reprographics Company since October 2004. Mr. Chandramohan joined Micro Device, Inc. (our predecessor company) in February 1988 as President and became the Chief Executive Officer in March 1991. Prior to joining our company, Mr. Chandramohan was employed with U-Save Auto Parts Stores from December 1981 to February 1988, and became the company’s Chief Financial Officer in May 1985 and Chief Operating Officer in March 1987. Mr. Chandramohan served as the President of the International Reprographics Association (IRgA) from August 1, 2001 to July 31, 2002 and continues to be an active member of the IRgA.
      Kumarakulasingam (“Suri”) Suriyakumar has served as an advisor of Holdings since March 1998 and has served as a director of American Reprographics Company since October 2004. Mr. Suriyakumar joined Micro Device, Inc. in 1989. He became the Vice President of Micro Device, Inc. in 1990 and became the company’s President and Chief Operating Officer in 1991. Prior to joining our company, Mr. Suriyakumar was employed with Aitken Spence & Co. LTD, a highly diversified conglomerate and one of the five largest corporations in Sri Lanka. Mr. Suriyakumar is an active member of the IRgA.
      Thomas J. Formolo has served as an advisor of Holdings since April 2000 and has served as a director of American Reprographics Company since October 2004. Mr. Formolo has been a partner of Code Hennessy & Simmons LLC, or CHS, since 1997 and employed by its affiliates since 1990.
      Dewitt Kerry McCluggage was appointed as a director of American Reprographics Company in February 2006. Mr. McCluggage has served as the President of Craftsman Films, Inc., which produces motion pictures and television programs, since January 2002. Mr. McCluggage has also served as the Co-Chairman of Ardustry Home Entertainment, a distributor of home videos, since March 2005. From 1991 to 2003, Mr. McCluggage served as Chairman of the Paramount Television Group where he was responsible for overseeing television operations. Prior to that, Mr. McCluggage served as President of Universal Television from 1987 to 1991.
      Mark W. Mealy was appointed as a director of American Reprographics Company in March 2005. Mr. Mealy served as the Managing Director and Group Head of Mergers and Acquisitions of Wachovia Securities, Inc., an investment banking firm, from March 2000 until October 2004. Mr. Mealy served as the Managing Director, Mergers and Acquisitions of First Union Securities, Inc., an investment banking firm, from April 1998 to March 2000. Mr. Mealy also serves as a director of Morton Industrial Group, Inc. a metal fabrication supplier to off-highway construction and agricultural equipment markets.
      Manuel Perez de la Mesa functioned as a director for Holdings from July 2002 until his appointment as a director of American Reprographics Company in October 2004. Mr. Perez de la Mesa has been Chief Executive Officer of SCP Pool Corporation, a wholesale distributor of swimming pool supplies and related equipment, since May 2001 and has also been the President of SCP Pool Corporation since February 1999. Mr. Perez de la Mesa served as Chief Operating Officer of SCP Pool Corporation from February 1999 to May 2001.
      Eriberto R. Scocimara is a director nominee. Mr. Scocimara has served as the President and Chief Executive Officer of the Hungarian-American Enterprise Fund, a privately managed investment company created by the President and Congress of the United States and funded by the U.S. Government, since 1994. Mr. Scocimara also has served as the President and Chief Executive Officer of Scocimara & Company, Inc, a financial consulting firm, since he founded the company in 1984. Mr. Scocimara has over 30 years of experience in corporate management, acquisitions and operational restructuring. Mr. Scocimara serves as a director of Carlisle Companies Incorporated, Roper Industries, Inc., Quaker Fabric Corporation and Euronet Worldwide, Inc.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE ELECTION OF EACH OF THE SEVEN NOMINEES.
CORPORATE GOVERNANCE PROFILE
      We are committed to good corporate governance practices and as such we have adopted formal corporate governance guidelines to enhance our effectiveness. A copy of our corporate governance guidelines can be accessed on our Website www.e-arc.com, by clicking on the “Investor Relations” link at the top of the page and then selecting “Corporate Governance” from the Investor Relations Webpage. The guidelines govern, among other things, board member responsibilities, qualifications, committees, compensation, access, education, management succession, and performance evaluation.
      The board’s practice is to hold regularly scheduled executive sessions without management. The Nominating and Corporate Governance Committee selects from among our independent directors a lead director to chair the executive sessions of the non-management directors.
      We have adopted a Code of Conduct applicable to all employees, officers and directors, including our chief executive officer, our chief financial officer and our controller which meets the definition of a “code of ethics” set forth in Item 406 of Regulation S-K of the Securities and Exchange Act of 1934 (“Exchange

Act”). A copy of our Code of Conduct can be accessed on our Website www.e-arc.com, by clicking on the “Investor Relations” link at the top of the page and then selecting “Corporate Governance” from the Investor Relations Webpage. We will post any amendments to the Code of Conduct, and any waivers that are required to be disclosed by the rules of either the Securities and Exchange Commission (“SEC”) or the NYSE, on our internet site.
      The board has adopted the American Reprographics Company Corporate Governance Guidelines. Those Guidelines set forth, among other things, director qualification standards and the factors to be considered in making nominations to the board. While the selection of qualified directors is a complex, subjective process that requires consideration of many intangible factors, the Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee and the board should take into account the following criteria, among others, in considering directors and candidates for the board:

•	Judgment, experience, skills and personal character of the candidate; and

•	the needs of the board.
      Our stockholders may recommend director nominees, and the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. To date, we have not received any recommendations from our stockholders requesting that the board or any of its committees consider a nominee for inclusion among the board’s slate of nominees in the proxy statement for our annual meeting. A stockholder wishing to submit a director nominee recommendation should comply with the provisions of our amended and restated bylaws and the provisions set forth herein under the heading “Stockholder Proposals and Stockholder Board Nominations”. We anticipate that nominees recommended by stockholders will be evaluated in the same manner as nominees recommended by anyone else, although the Nominating and Corporate Governance Committee may prefer nominees who are personally known to the existing directors and whose reputations are highly regarded. The Nominating and Corporate Governance Committee will consider all relevant qualifications as well as the needs of the company in terms of compliance with NYSE listing standards and SEC rules. On March 2, 2006, we retained Highland Partners to help us identify new board member candidates.
Director Independence
      As required by the rules of the NYSE, our board evaluates the independence of its members at least annually, and at other appropriate times (e.g., in connection with a change in employment status) when a change in circumstances could potentially impact the independence of one or more directors.
      Under NYSE rules, a director is independent if the board affirmatively determines that he or she currently has no direct or indirect material relationship with the Company or any of its consolidated subsidiaries. In addition, a director must meet each of the following standards to be considered independent under NYSE rules:

•	The director is not and has not been an employee of the Company, and no member of the director’s immediate family is or has served as an executive officer of the Company or any of its consolidated subsidiaries, during the last three years.

•	Neither the director nor any member of the director’s immediate family has received more than $100,000 in direct compensation from the Company or any of its consolidated subsidiaries (excluding director and committee fees, pensions or deferred compensation for prior service) during any twelve-month period within the last three years.

•	The director: (i) is not, and does not have an immediate family member that is a current partner of a firm that is the Company’s, or any of its consolidated subsidiaries’, internal or external auditor; (ii) is not a current employee of such external audit firm; (iii) does not have an immediate family member who is a current employee of such external audit firm who participates in such firm’s audit, assurance or tax compliance (but not tax planning) practice; and (iv) was not, and does not have an immediate family member that was, within the last three years (but is no longer) a partner or employee of such external audit firm who personally worked on the Company’s, or any of its consolidated subsidiaries’, audit within that time.

•	Neither the director nor any member of the director’s immediate family is or has been employed within the last three years as an executive officer of any company whose compensation committee, or the compensation committee of any of its consolidated subsidiaries, includes or included an executive officer of the Company.

•	The director is not a current employee of, and does not have an immediate family member who is a current executive officer of, another company that has made payments to, or has received payments from, the Company or any of its consolidated subsidiaries, for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the consolidated gross revenues of such other company.

      In determining whether a material relationship exists between the Company and each director, the board broadly considers all relevant facts and circumstances, including:

•	the nature of any relationships with the Company,

•	the significance of the relationship to the Company, the other organization and the individual director,

•	whether or not the relationship is solely a business relationship in the ordinary course of the Company’s and the other organization’s businesses and does not afford the director any special benefits, and

•	any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and such other criteria as the board may determine from time to time.

•	If a proposed director serves as an executive officer, director or trustee of a tax exempt organization, whether contributions from the Company, or any of its consolidated subsidiaries, to such tax exempt organization in any of the last three fiscal years are less than the greater of (i) $1 million or (ii) 2% of the consolidated gross revenues of such tax exempt organization for its last completed fiscal year.
      After considering the policies set forth in the Company’s Corporate Governance Guidelines and the standards for independence adopted by the NYSE described above, the board has determined that, in its judgment, Messrs. Horowitz, McCluggage, Mealy and Perez de la Mesa are independent. In making these determinations, the board has considered all relevant facts and circumstances.
Compensation of Directors
      Except for reimbursement for reasonable travel expenses relating to attendance at board meetings, employee directors are not compensated for their services as directors.
      Directors who are our employees are eligible to participate in our 2005 Stock Option Plan and our 2005 Employee Stock Purchase Plan. The compensation of our employee directors is set forth in the Summary Compensation Table on page 16.
      Directors who are not our employees receive cash compensation for their services as directors at a rate of $90,000 per year ($50,000 of which shall be paid through an annual grant of nonstatutory stock options under our 2005 Stock Plan rather than in cash). In addition, directors who are not our employees will receive $5,000 per year for duties as any committee chair.

2005 Non-Employee Directors Compensation

		Committee
Non-Employee Directors	Annual Retainer	Chair Fees	Stock Options(1)	Total(2)

Andrew W. Code	$40,000	$—	9,854	$90,000
Thomas J. Formolo	$40,000	$—	9,854	$90,000
Edward D. Horowitz	$40,000	$5,000	9,854	$95,000
Mark W. Mealy	$40,000	$5,000	9,854	$95,000
Manuel Perez de la Mesa	$40,000	$5,000	9,854	$95,000

(1)	Reflects those options granted under the 2005 Stock Option Plan, as described above.

(2)	Table does not include compensation for items such as reimbursement for travel and expenses to attend board meetings.
Board Meetings
      The Company’s Board of Directors held six board meetings during 2005. In 2005, all incumbent directors of the Company attended at least 75% of the aggregate of the meetings of the board and the committees on which they served.
Board Committees
      Currently, the committees of the board include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Committee memberships are as follows:

Nominating and Corporate Governance
Audit Committee	Compensation Committee	Committee

Mark W. Mealy	Manuel Perez de la Mesa	Edward D. Horowitz
Edward D. Horowitz	Edward D. Horowitz	Mark W. Mealy
Manuel Perez de la Mesa	Dewitt Kerry McCluggage	Dewitt Kerry McCluggage
Audit Committee
      The Audit Committee is governed by the Audit Committee Charter, which can be found in the Corporate Governance Section under Investor Relations on our website, http://www.e-arc.com, and is available in print to any stockholder who requests it. The Audit Committee Charter also is attached to this proxy statement as Appendix I. The functions of our Audit Committee are described in the Audit Committee Charter and include, among other things the following: (i) reviewing the adequacy of our system of internal accounting controls; (ii) reviewing the results of the independent registered public accounting firm’s annual audit, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management; (iii) reviewing our audited financial statements and discussing the statements with management; (iv) reviewing disclosures by our independent registered public accounting firm concerning relationships with our Company and the performance of our independent registered public accounting firm and annually recommending the independent registered public accounting firm; and (v) preparing such reports or statements as may be required by securities laws. The Audit Committee Charter provides that the Audit Committee shall meet as often as it determines advisable but no less frequently than quarterly.
      The members of our Audit Committee are Mark W. Mealy, Edward D. Horowitz and Manuel Perez de la Mesa. Our board of directors has determined that all members of our Audit Committee meet the applicable tests for independence and the requirements for financial literacy that are applicable to audit committee members under the rules and regulations of the SEC and NYSE. Our board of directors has determined that Manuel Perez de la Mesa is an “audit committee financial expert” as defined by the applicable rules of the SEC and NYSE as a result of his education and experience actively supervising a principal financial officer and controller. Our board of directors has determined that Mark W. Mealy also is an “audit committee financial expert” as defined by the applicable rules of the SEC and NYSE, as a result of his substantial familiarity and experience with the use and analysis of financial statements of public companies. For the last 15 years, Mr. Mealy has served in various positions in which he analyzed financial statements in connection with the refinance, recapitalization and restructure of debt and equity securities and the evaluation of mergers and acquisitions.
      The Audit Committee met four times in 2005.
Compensation Committee
      The Compensation Committee is governed by the Compensation Committee Charter, which can be found in the Corporate Governance Section under Investor Relations on our website, http://www.e-arc.com, and is available in print to any stockholder who requests it. The functions of the Compensation Committee are described in the Compensation Committee Charter and include, among other things, evaluating and approving director and officer compensation, benefit and perquisite plans, policies and programs and producing a compensation committee report on executive officer compensation.
      The Board has affirmatively determined that all of the members of its compensation committee meet the definition of an independent director as established by the NYSE.
      The Compensation Committee met once in 2005.
Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee Charter, which can be found in the Corporate Governance Section under Investor Relations on our website, http://www.e-arc.com, and is available in print to any stockholder who requests it. The functions of the Nominating and Corporate Governance Committee are described in the Nominating and Corporate Governance Committee Charter and include, among other things, identifying individuals qualified to become members of the board, selecting or recommending to the board the nominees to stand for election as directors, developing and recommending to the board a set of corporate governance principles and overseeing the evaluation of the board and management.
      The Board has affirmatively determined that all of the members of its Nominating and Corporate Governance Committee meet the definition of an independent director as established by the NYSE.
      The Nominating and Corporate Governance Committee met once in 2005.
Stockholder Communications with Directors
      Stockholders seeking to communicate with the board should submit their written comments to the Secretary, American Reprographics Company, 700 North Central Avenue, Suite 550, Glendale, California 91203. The Secretary will forward all such communications (excluding routine advertisements and business solicitations and communications which the Secretary, in his or her sole discretion, deems to be a security risk or for harassment purposes) to each member of the board, or if applicable, to the individual director(s) named in the correspondence.
      ARC reserves the right to screen materials sent to its directors for potential security risks and/or harassment purposes, and ARC also reserves the right to verify ownership status before forwarding stockholder communications to the board.
      The Secretary will determine the appropriate timing for forwarding stockholder communications to the directors. The Secretary will consider each communication to determine whether it should be forwarded promptly or compiled and sent with other communications and other board materials in advance of the next scheduled board meeting.
      If a stockholder or other interested person seeks to communicate exclusively with the non-management directors, such communication should be sent directly to the Secretary who will forward any such communication directly to the Chair of the Nominating and Corporate Governance Committee. The Secretary will first consult with and receive the approval of the Chair of the Nominating and Corporate Governance Committee before disclosing or otherwise discussing the communication with members of management or directors who are members of management.
Director Attendance at Annual Meeting
      This is the Company’s first annual meeting of stockholders since the completion of its initial public offering in February 2005. Although we do not have a formal policy regarding the attendance by members of the board at such meetings of stockholders, we encourage the members of the board to attend.
EXECUTIVE OFFICERS
      Our executive officers are appointed annually by our board of directors and serve at the discretion of our board of directors. The names, ages and positions of all of our executive officers as of April 11, 2006 are listed below:

Name	Age	Position

Sathiyamurthy Chandramohan	47	Chief Executive Officer; Chairman of the Board of Directors
Kumarakulasingam Suriyakumar	53	President; Chief Operating Officer; Director
Mark W. Legg	51	Chief Financial Officer; Secretary
Rahul K. Roy	46	Chief Technology Officer
      The following is a brief description of the business experience of each of our executive officers during the past five years and their other affiliations. Biographical information for Mr. Chandramohan and Mr. Suriyakumar is provided above under “Board of Directors.”
      Mark W. Legg joined Holdings as its Chief Financial Officer in April 1998. From 1987 to 1998, Mr. Legg was employed at Vivitar Corporation, a distributor of photographic, optical, electronic and digital imaging products, as a Vice President and the Chief Financial Officer, and later as its Chief Operating Officer. Before Vivitar, he was director of corporate accounting at Sunrise Medical from 1984 to 1986. From 1979 to 1984, Mr. Legg was employed on the professional staff at Price Waterhouse & Co.
      Rahul K. Roy joined Holdings as its Chief Technology Officer in September 2000. Prior to joining our company, Mr. Roy was the Founder, President and Chief Executive Officer of MirrorPlus Technologies, Inc., which developed software for the reprographics industry, from August 1993 until it was acquired by us in 1999. Mr. Roy served as the Chief Operating Officer of InPrint, a provider of printing, software, duplication, packaging, assembly and distribution services to technology companies, from 1993 until it was acquired by us in 1999.
AUDIT COMMITTEE REPORT AND DISCLOSURES
      All of the members of the Audit Committee of the board (the “Audit Committee”) are independent directors as required by and in compliance with the listing standards of the NYSE. The Audit Committee operates pursuant to a written charter adopted by the board.
      The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the board. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.
      The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2005 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed under standards established by the Public Company Accounting Oversight Board (United States), including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. The independent auditors have provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent auditors’ provision of information technology and other non-audit services to the Company is compatible with maintaining the auditors’ independence. The Audit Committee has concluded that the independent auditors are independent from the Company and its management.
      Based on the reports and discussions described above, the Audit Committee has recommended to the board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.
      Submitted by the members of the Audit Committee of the Company’s Board of Directors.
Mark W. Mealy (Chairman)
Edward D. Horowitz
Manuel Perez de la Mesa
      The foregoing Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent ARC specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the Securities and Exchange Commission under such Acts.
BENEFICIAL OWNERSHIP OF VOTING SECURITIES
      The following table sets forth information, as of April 11, 2006, regarding the beneficial ownership of our common stock by:

•	each person who is known to us to own beneficially more than 5% of our common stock;

•	all directors and Named Executive Officers as a group; and

•	each of our directors and each of our executive officers named in the Summary Compensation Table on page 16.
      The table includes all shares of common stock issuable within 60 days of April 11, 2006 upon the exercise of options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. The applicable percentage of ownership for each stockholder is based on 44,945,297 shares of common stock outstanding as of April 11, 2006, together with applicable options for that stockholder. Shares of common stock issuable upon exercise of options and other rights beneficially owned were deemed outstanding for the purpose of computing the percentage ownership of the person holding these options and other rights, but are not deemed outstanding for computing the percentage ownership of any other person. To our knowledge, except under applicable community property laws or as otherwise indicated in the footnotes to this table, beneficial ownership is direct and the persons named in the table below have sole voting and sole investment control regarding all shares beneficially owned.

	Shares Beneficially
	Owned

Name and Address of Beneficial Owner	Number	Percent

Principal Stockholders:
ARC Acquisition Co., L.L.C.(1)	6,150,643	13.7%
10 S. Wacker Drive, Suite 3175
Chicago, IL 60606
Micro Device, Inc.	5,684,842	12.7%
OCB Reprographics, Inc.	3,714,948	8.3%
Billy E. Thomas(2)	3,818,621	8.5%
600 North Central Expressway
Richardson, TX 75080
Delaware Management Holdings(13)	2,638,936	5.9%
2005 Market Street
Philadelphia, PA 19103
Directors and Named Executive Officers:
Sathiyamurthy Chandramohan(2)(4)(5)(6)	11,705,232	26.0%
Kumarakulasingam Suriyakumar(2)(4)(5)(6)(7)	11,653,251	25.9%
1981 N. Broadway, Suite 202
Walnut Creek, CA 94596
Thomas J. Formolo(3)(8)	6,178,597	13.7%
Edward D. Horowitz(8)	17,854	**
Mark W. Legg(9)	341,482	**
Dewitt Kerry McCluggage	0	**
Mark W. Mealy(8)(10)	79,854	**
Manuel Perez de la Mesa(11)	55,354	**
Rahul K. Roy(12)	444,000	1.0%
All directors and Named Executive Officers as a group (nine persons)	19,053,036	41.9%

*	Except as otherwise noted, the address of each person listed in the table is c/o American Reprographics Company, 700 North Central Avenue, Suite 550, Glendale, California 91203.

**	Less than one percent of the outstanding shares of common stock.

(1)	The sole member of ARC Acquisition Co., L.L.C. is Code Hennessey & Simmons IV LP. The general partner of Code Hennessy & Simmons IV LP is CHS Management IV LP. The general partner of CHS Management IV LP is Code Hennessy & Simmons LLC. Code Hennessy & Simmons LLC, CHS Management IV LP and Code Hennessy & Simmons IV LP may be deemed to beneficially own these shares, but disclaim beneficial ownership of shares in which they do not have a pecuniary interest. The investment committee of Code Hennessy & Simmons LLC is composed of Andrew W. Code, Daniel J. Hennessy, Brian P. Simmons, Thomas J. Formolo, Peter M. Gotsch, Steven R. Brown, David O. Hawkins and Richard A. Lobo. Messrs. Code, Hennessy, Simmons, Formolo, Gotsch, Brown, Hawkins and Lobo may be deemed to beneficially own these shares due to the fact that they share investment and voting control over shares held by ARC Acquisition Co., L.L.C., but disclaim beneficial ownership of shares in which they do not have a pecuniary interest.

(2)	Includes 3,714,948 shares held by OCB Reprographics, Inc. As Messrs. Chandramohan, Suriyakumar and Thomas have ownership interests of 22.4%, 17.6% and 40%, respectively, in OCB Reprographics, Inc. and serve on its board of directors, each could be deemed to have beneficial ownership of all these shares. Messrs. Chandramohan, Suriyakumar and Thomas each disclaim beneficial ownership of these shares except to the extent of each of their pecuniary interests therein.

(3)	Includes 6,150,643 shares held by ARC Acquisition Co., L.L.C. and 10,100 shares held by CHS Associates IV. Thomas J. Formolo is a member of the investment committee of Code Hennessy &

Simmons LLC, the general partner of CHS Management IV LP, which in turn is the general partner of Code Hennessy & Simmons IV LP, which is the sole member of ARC Acquisition Co., L.L.C. Code Hennessy & Simmons LLC is also the general partner of CHS Associates IV. Messr. Formolo may be deemed to beneficially own the shares owned by ARC Acquisition Co., L.L.C. and CHS Associates IV, but disclaims beneficial ownership of shares in which he does not have a pecuniary interest.

(4)	Includes 5,684,842 shares held by Micro Device, Inc. As Messrs. Chandramohan and Suriyakumar have ownership interests of 56% and 44%, respectively, in Micro Device, Inc. and serve on its board of directors, each could be deemed to have beneficial ownership of all these shares. Messrs. Chandramohan and Suriyakumar each disclaim beneficial ownership of these shares except to the extent of each of their pecuniary interests therein.

(5)	Includes 1,332,361 shares held by Brownies Blueprint, Inc. As Messrs. Chandramohan and Suriyakumar have ownership interests of 42% and 33%, respectively, in Brownies Blueprint, Inc. and serve on its board of directors, each could be deemed to have beneficial ownership of all these shares. Messrs. Chandramohan and Suriyakumar each disclaim beneficial ownership of these shares except to the extent of each of their pecuniary interests therein.

(6)	Includes 690,437 shares held by Dieterich Post Company. As Messrs. Chandramohan and Suriyakumar have ownership interests of 47.6% and 37.4%, respectively, in Dieterich Post Company and serve on its board of directors, each could be deemed to have beneficial ownership of all these shares. Messrs. Chandramohan and Suriyakumar each disclaim beneficial ownership of these shares except to the extent of each of their pecuniary interests therein.

(7)	Includes 114,613 shares held by the Suriyakumar Family Trust. Mr. Suriyakumar and his spouse, as trustees of the Suriyakumar Family Trust, share voting and investment power over these shares.

(8)	Includes 9,854 shares issuable upon exercise of outstanding stock options exercisable within 60 days of April 11, 2006.

(9)	Includes 15,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of April 11, 2006. Shares held by the Legg Family Trust. Mr. Legg and his spouse, as trustees of the Legg Family Trust, share voting and investment power over these shares.

(10)	Includes 70,000 shares held by Eastover Group LLC. Mr. Mealy has controlling voting and investment power over these shares.

(11)	Includes 35,354 shares issuable upon exercise of outstanding stock options exercisable within 60 days of April 11, 2006. Also includes 6,000 shares held by Mr. Perez’s children.

(12)	Includes 444,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of April 11, 2006.

(13)	This information is based solely on a Schedule 13G jointly filed by Delaware Management Holdings and Delaware Management Business Trust on February 9, 2006. According to the Schedule 13G, Delaware Management Holdings and Delaware Management Business Trust have sole voting power with respect to 2,628,992 shares, shared voting power with respect to 403 shares and sole dispositive power with respect to 2,638,936.

EQUITY COMPENSATION PLAN INFORMATION
      The following table sets forth information as of December 31, 2005 regarding all compensation plans previously approved by our security holders and all compensations plans not previously approved by our security holders.

(c)
	(a)			Number of Securities
	Number of Securities		(b)	Remaining Available for
	to be Issued		Weighted-Average	Future Issuance Under
	Upon Exercise of		Exercise Price of	Equity Compensation Plans
	Outstanding Options,		Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by stockholders
• 2005 Stock Plan	1,422,585	(1)	$5.91	3,249,315	(2)
• 2005 Employee Stock Purchase Plan	362,061		$11.05	387,939
Equity compensation plans not approved by stockholders	—		$—	—

Total	1,784,646		$—	3,637,254

(1)	Represents outstanding options granted under the 2005 Stock Plan to acquire common stock.

(2)	The total shares of common stock currently reserved and authorized for issuance under the 2005 Stock Plan equals 5,000,000 shares of common stock. This authorization automatically increases annually on the first day of our fiscal year, from 2006 through and including 2010, by the lesser of (i) 1.0% of the outstanding shares on the date of the increase; (ii) 300,000 shares; or (iii) such smaller number of shares determined by our board of directors. The board may elect to increase, with stockholder approval, or reduce the number of additional shares authorized in any given year.
EXECUTIVE COMPENSATION AND RELATED INFORMATION
      The compensation paid to our Chief Executive Officer and the other executive officers who received compensation in excess of $100,000 for services in all capacities to our company and our subsidiaries during 2003, 2004 and 2005 (the “Named Executive Officers”) is set forth below. We did not grant any membership unit appreciation rights, stock appreciation rights, restricted unit, restricted stock, long-term incentive plan, or LTIP awards to our executive officers during 2003, 2004 or 2005.

Summary Compensation Table

							Long Term
							Compensation
							Awards
	Annual Compensation
							Securities
					Other Annual		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus		Compensation(1)		Options	Compensation

S. Chandramohan	2005	$649,583	$1,080,000	(2)	$—	(3)	—	$270	(4)
Chairman of the Board of	2004	600,000	225,000		58,718	(5)	—	288	(4)
Directors and Chief	2003	600,000	—		52,150	(6)	—	288	(4)
Executive Officer
K. Suriyakumar	2005	649,583	1,080,000	(7)	—	(3)	—	383	(4)
President, Chief Operating	2004	600,000	225,000		66,332	(8)	—	288	(4)
Officer and Director	2003	600,000	—		66,527	(8)	—	288	(4)
Mark W. Legg	2005	243,461	250,000		—	(3)	—	1,593	(9)
Chief Financial Officer	2004	196,667	490,000		—		15,000	1,280	(10)
and Secretary	2003	200,000	387,000		—		—	1,288	(11)
Rahul K. Roy	2005	403,077	—	(15)	—	(3)	—	3,580	(12)
Chief Technology Officer	2004	360,000	—		—		100,000	3,018	(13)
	2003	360,000	—		—		—	2,688	(14)

(1)	Certain perquisites and other personal benefits provided by us to the Named Executive Officers are not included in the above table as permitted by the SEC regulations because the aggregate amount of such perquisites and other personal benefits for each Named Executive Officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such officer’s salary and bonus in each respective year.

(2)	Represents incentive bonus paid under terms of employment agreement consisting of 40,326 shares of the Company’s common stock. The employment agreement provides that Mr. Chandramohan can elect to receive his incentive bonus in cash, the Company’s common stock, or partly in each. If the incentive bonus is paid in the Company’s common stock, such stock is valued using the average of the closing prices of the Company’s common stock on the NYSE for the 10 trading days immediately preceding the valuation date (March 1, 2006) of the Company’s common stock in payment of the incentive bonus.

(3)	Messrs. Chandramohan, Suriyakumar, Legg and Roy received standard benefits received by full-time employees under the terms of their employment agreements. These include an employee stock purchase plan (which is not reflected in this table.)

(4)	Consists of premiums for life insurance.

(5)	Includes $54,218 for automobile lease payments.

(6)	Includes $47,770 for automobile lease payments.

(7)	Represents incentive bonus paid under terms of employment agreement consisting of 40,326 shares of the Company’s common stock. The employment agreement provides that Mr. Suriyakumar can elect to receive his incentive bonus in cash, the Company’s common stock, or partly in each. If the incentive bonus is paid in the Company’s common stock, such stock is valued using the average of the closing prices of the Company’s common stock on the NYSE for the 10 trading days immediately preceding the valuation date of the Company’s common stock in payment of the incentive bonus.

(8)	Consists of automobile lease payments.

(9)	Consists of $414 of premiums for life insurance and $1,179 paid by us as the employer match under our 401(k) plan.

(10)	Consists of $213 of premiums for life insurance and $1,067 paid by us as the employer match under our 401(k) plan.

(11)	Consists of $288 of premiums for life insurance and $1,000 paid by us as the employer match under our 401(k) plan.

(12)	Consists of $903 of premiums for life insurance and $2,677 paid by us as the employer match under our 401(k) plan.

(13)	Consists of $360 of premiums for life insurance and $2,658 paid by us as the employer match under our 401(k) plan.

(14)	Consists of $288 of premiums for life insurance and $2,400 paid by us as the employer match under our 401(k) plan.

(15)	The amount of Mr. Roy’s bonus has not yet been determined.
Option Grants During the Year Ended December 31, 2005
      The Company did not grant any stock options, stock appreciation rights, restricted stock or LTIP awards to the Named Executive Officers during the fiscal year ended December 31, 2005.
Aggregated Option Exercises During the Year Ended December 31, 2005 and Value of Options Held at December 31, 2005
      The following table provides summary information concerning the shares of common stock acquired in 2005, the value realized upon exercise of stock options in 2005, and the year end number and value of unexercised options with respect to each of the Named Executive Officers as of December 31, 2005. The value was calculated by determining the difference between the fair market value of underlying securities and the exercise price. The fair market value of our common stock at December 31, 2005 was $25.41 per share.

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
	Shares		Options at FY-End	Options at FY-End
Acquired
Name	on Exercise	Value Realized	Exercisable/ Unexercisable	Exercisable/ Unexercisable

S. Chandramohan	—	—	—	—
K. Suriyakumar	—	—	—	—
Mark W. Legg	—	—	15,000/0	$296,898/$0
Rahul K. Roy	76,000	$958,955	604,000/120,000	$12,248,553/$2,371,092
Employment Agreements
      We entered into a 2005 Bonus Plan with Mr. Legg providing for the payment to Mr. Legg of (1) a bonus of $62,500 upon the completion by December 31, 2005 of all required documentation for ARC to be in compliance with Section 404 of the Sarbanes Oxley Act, (2) a bonus of $62,500 upon the completion by December 31, 2005 of the internal audit action plan, and (3) a bonus of $125,000 will be earned if the actual cash increase of the business during 2005 is at least equal to the following formula: EBITDA less cash interest, cash taxes, cash distributions, cash acquisitions expenditures, debt repayments, capitalized IPO and debt finance expenditures, and other cash items not included in EBITDA to be approved by the CEO. In accordance with the 2005 Bonus Plan, $100,000 of the bonus was paid in advance on August 15, 2005, and the balance of $150,000 was paid on February 15, 2006.
      We have entered into an Agreement to Grant Stock with Rahul K. Roy, our Chief Technology Officer, that became effective December 7, 2004. The Agreement to Grant Stock provides that we will issue Mr. Roy shares of restricted common stock having a market value at the time of the grant of $1,000,000 upon his development and maintenance of certain software applications. The Agreement to Grant Stock with Mr. Roy provides that in the event the shares of restricted common stock are granted, the shares will vest five years after the date of the grant, subject to Mr. Roy’s continued employment.
      We have entered into employment agreements with each of the Named Executive Officers that became effective February 3, 2005. Each employment agreement provides for a three-year term which automatically renews for additional one-year terms subject to the provisions thereof.

      The employment agreements with Messrs. Chandramohan and Suriyakumar provide for an annual base salary of $650,000. Each of Messrs. Chandramohan and Suriyakumar may also earn an annual bonus equal to $60,000 for each full percentage point by which our pre-tax earnings per share for a fiscal year exceed by more than 10% our pre-tax earnings per share for the previous year. The employment agreement with Mr. Legg provides for an annual base salary of $250,000. The employment agreement with Mr. Roy provides for an annual base salary of $400,000. Each of Messrs. Legg and Roy may also earn an annual bonus of up to $250,000 and $300,000, respectively, under performance criteria to be recommended annually by the CEO, endorsed by the Compensation Committee and ratified by the Board. Each of the employment agreements provide for standard employee benefits.
      We may terminate the employment of any executive with or without cause and an executive may terminate his employment with or without good reason, as those terms are defined in the agreements. If we terminate the employment of an executive other than for cause or disability, or the executive terminates his employment for good reason, his medical benefits will continue and he will receive as severance benefits his base salary paid in periodic installments over the remaining term of the agreement, and all stock options or other equity awards will immediately vest. The executive will receive no severance or medical benefits if we terminate his employment for cause or if he terminates his employment for other than good reason.
      The severance payments and benefits described above are only payable if the executive executes and delivers to us an agreement releasing us and our related parties for all claims and liabilities that the executive may have against us and our related parties.
      Each executive has agreed to confidentiality, non-solicitation and non-competition provisions in his respective employment agreement.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee of the Board of Directors, which is comprised solely of independent directors, administers all Company stock plans and reviews and makes recommendations to the Board regarding compensation and benefits of executive officers and certain other senior managers. After consideration of the Compensation Committee’s recommendations, the entire Board reviews and approves the salaries, bonuses and benefit programs for the Company’s executive officers and certain other senior managers. The Compensation Committee has the authority to engage and employ the services of outside advisers to assist it. In 2005 the Compensation Committee engaged a compensation consulting firm to assist the Committee in its development of a Stock Option program.
Compensation Philosophy
      The compensation philosophy of the Company is to link executive compensation to continuous improvements in corporate performance and increases in stockholder value. This philosophy applies to all employees, with a more significant level of variability and compensation at risk as an employee’s level of responsibility increases. The goals of the Company’s executive compensation program are as follows:

•	to establish pay levels that are necessary to retain and attract highly qualified executives in light of the overall competitiveness of the market for high quality executive talent;

•	to recognize superior individual performance, new responsibilities and new positions within the Company;

•	to balance short-term and long-term compensation to complement the Company’s annual and long-term business objectives and strategy and encourage executive performance in furtherance of the fulfillment of those objectives;

•	to provide variable compensation opportunities based on the individual’s and the Company’s performance;

•	to encourage stock ownership by executive officers and senior management; and

•	to align executive remuneration with the interests of the stockholders.

Compensation Program Components
      The Compensation Committee reviews the Company’s executive compensation program to ensure that pay levels and incentive opportunities are competitive with similar positions in the market and reflect the performance of the Company. Each element of the compensation program for executive officers is further explained below.
      Base Salary. The base salary levels for all executive officers are set based upon the officer’s level of responsibility, experience, past performance and the competitive market for executive talent.
      Annual Incentive Bonus. The annual bonuses paid to the executive officers are paid according to formulas that are based almost entirely on objective performance criteria with a small component being discretionary. The performance criteria used to determine the bonus of each of our CEO, Mr. Sathiyamurthy Chandramohan, and our President & COO, Mr. Kumarakulasingam Suriyakumar, under each of their Employment Agreements is based upon the increase, if any, of the Company’s pre-tax earnings per share over the pre-tax earnings per share of the prior fiscal year in excess of ten percent. The bonus for each of Messrs. Chandramohan and Suriyakumar is based upon an amount equal to $60,000 for each full percentage point by which pre-tax earnings per share from operations for current fiscal year exceeds by more than ten percentage points the pre-tax earnings per share for the prior year. The bonus is payable in either cash or stock of the Company, as elected by the executive. Messrs. Chandramohan and Suriyakumar have elected to waive their 2006 bonus opportunity due, in part, to the extraordinary benefit being received in 2006 from the debt refinancing completed in December, 2005. The objective portion of the bonuses of the other executive officers is based upon various specific criteria within the scope of the executive’s responsibilities. The bonus for our CFO, Mr. Mark W. Legg, is based upon his achievement of specific audit and compliance objectives as well as the effective conversion of EBITDA to cash flow from operations. The bonus for our CTO, Mr. Rahul K. Roy, is based upon the effective and timely completion of specific technology initiatives. The Company utilizes annual bonuses to focus behavior on the achievement of goals for growth, financial performance and other specific annual objectives.
      Stock Options. The Compensation Committee believes that the Company can closely align executive interests with the longer term interests of stockholders by encouraging equity participation in the Company. The Compensation Committee believes stock option awards promote the Company’s long term performance goals and further executive retention. All senior managers are eligible to receive stock options with individual option grants based on the Company’s and the individual’s performance as well as the individual’s level of responsibility.
      Employee Stock Purchase Plan. Our employees can also acquire Company stock through a tax-qualified employee stock purchase plan, or ESPP, which is generally available to all employees. This plan allows participants to buy up to the lesser of (i) 400 shares of common stock, or, (ii) a number of shares of common stock having an aggregate value of $10,000. The purchase price of shares offered under the ESPP during 2005 was equal to the lesser of 85% of the fair market value of the stock (i) on the IPO date, or (ii) on the purchase date, (subject to certain limitations), with the objective of allowing employees to profit when the value of the Company’s stock increases over time. Commencing in 2006, the purchase price of shares of common stock offered under the ESPP is equal to 95% of the fair market value of such shares on the purchase date.
Setting Executive Compensation
      In setting the annual compensation for each executive officer, the Compensation Committee reviews executive compensation information derived from publicly available information.
      The Compensation Committee further reviews the executive officer compensation levels for internal pay equity within the Company. The Compensation Committee also reviews the total remuneration that each executive officer could potentially receive if certain events occur, including a change in control, retirement, termination (for cause and without), and continuation of employment. Total remuneration includes total cash compensation, the future value of stock options and restricted stock and the dollar value to the executive and cost to the Company of all perquisites and other personal benefits.
      We may terminate the employment of any executive with or without cause and an executive may terminate his employment with or without good reason, as those terms are defined in the employment agreements. If we terminate the employment of an executive other than for cause or disability, or the executive terminates his employment for good reason, his medical benefits will continue and he will receive as severance benefits his base salary paid in periodic installments over the remaining term of the agreement, and all stock options or other equity awards will immediately vest. The executive will receive no severance or medical benefits if we terminate his employment for cause or if he terminates his employment for other than good reason. The severance payments and benefits described above are only payable if the executive executes and delivers to us an agreement releasing us and our related parties for all claims and liabilities that the executive may have against us and our related parties. Based on this review, the Compensation Committee finds total compensation for all executive officers (and, in the case of the severance and change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and consistent with the market.
Certain Tax Considerations
      Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to a company’s chief executive officer or any of the four other most highly compensated officers. Performance-based compensation that meets certain requirements under Section 162(m) is not subject to the deduction limitation. The Company’s policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible without limiting the Company’s ability to attract and retain qualified executives. The Compensation Committee has not adopted a policy that all compensation must be deductible.
Summary
      After its review of all existing programs, the Compensation Committee believes that the total compensation program for executives of the Company is focused on increasing value for stockholders and enhancing corporate performance. The Compensation Committee currently believes that a significant portion of compensation of executive officers is properly tied to increasing value for shareholders and stock appreciation by measuring bonus calculations against increase in the Company’s pre-tax earnings per share and increase in cash flow from operations. The Compensation Committee believes that executive compensation levels at the Company are competitive with the compensation programs provided by other corporations with which the Company competes for executive talent.
      Submitted by the members of the Compensation Committee of the Company’s board.
Manuel Perez de la Mesa (Chairman)
Edward D. Horowitz
Dewitt Kerry McCluggage
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      Prior to our reorganization to a Delaware corporation in February 2005, we were governed under the direction of a board of advisors, consisting of Messrs. Chandramohan, Suriyakumar, Code, Formolo and Marcus J. George, a managing director of CHS. Up until our reorganization as a Delaware corporation, our entire board of advisors determined executive compensation and we did not have a compensation committee apart from the board of advisors. Beginning in February 2005 and continuing through December 31, 2005, our compensation committee consisted of Messrs. Perez de la Mesa, Formolo and Horowitz.
      During 2005, Mr. Chandramohan served as our Chief Executive Officer and Mr. Suriyakumar served as our President and Chief Operating Officer.

      Messrs. Chandramohan and Suriyakumar, both members of our board of directors, are affiliated with Sumo Holdings LA, LLC, Sumo Holdings San Jose, LLC, Sumo Holdings Irvine, LLC, Sumo Holdings Sacramento, LLC, Sumo Holdings Maryland, LLC, and Sumo Holdings Costa Mesa, LLC, each of which are parties to various real property leases with our subsidiaries relating to our facilities.
      Messrs. Code and Formolo are affiliated with CHS Management IV LP. We were a party to a management agreement with CHS Management IV LP, pursuant to which CHS Management IV LP provided certain consulting services to us. The management agreement terminated upon the consummation of our initial public offering.
      During fiscal 2005, no executive officer of the Company served as a director, or as a member of any compensation committee, of any other for-profit entity that had an executive officer that served on the Board of Directors or Compensation Committee of the Company.
      For a further description of the transactions between the members of our board of directors, their affiliates and us, see “Certain Relationships and Related Transactions.”
STOCK PERFORMANCE GRAPH
      The following stock performance graph compares the cumulative total stockholder return on our common stock with the Russell 2000 Index and the S&P 600 Diversified Commercial & Professional Services Index for the period beginning February 4, 2005 and ending December 31, 2005. The comparison assumes $100 was invested on February 4, 2005 (the first day that our common stock was listed on the NYSE) in each of our common stock, the Russell 2000 Index and the S&P 600 Diversified Commercial & Professional Services Index, and that all dividends were reinvested.
      Please note that historic performance shown on the graph is not necessarily indicative of future price performance. The Company has not paid dividends on its common stock.

COMPARISON OF 11 MONTH CUMULATIVE TOTAL RETURN*
AMONG AMERICAN REPROGRAPHICS COMPANY, THE RUSSELL 2000 INDEX
AND THE S&P 600 DIVERSIFIED COMMERCIAL & PROFESSIONAL SERVICES INDEX

*	$100 invested on 2/4/05 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

				Cumulative Total Return

	2/4/05	2/05	3/05	4/05	5/05	6/05	7/05	8/05	9/05	10/05	11/05	12/05
AMERICAN REPROGRAPHICS COMPANY	100.00	105.09	104.36	102.18	108.36	117.02	129.45	123.56	124.36	122.55	156.44	184.80

RUSSELL 2000	100.00	99.54	96.69	91.15	97.12	100.86	107.25	105.26	105.59	102.31	107.28	106.79

S & P 600 DIVERSIFIED COMMERCIAL & PROFESSIONAL SERVICES	100.00	99.57	94.62	88.09	95.08	100.81	103.92	103.74	103.96	98.40	101.85	101.97

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act, requires directors and certain officers of ARC and persons who own more than ten percent of our common stock to file with the SEC initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of ARC’s common stock. Such directors, officers and greater-than-ten-percent stockholders are required to furnish us with copies of the Section 16(a) reports they file. The SEC has established specific due dates for these reports, and ARC is required to disclose in this report any late filings or failures to file.
      Based solely on our review of copies of the Section 16(a) reports received or written representations from such officers, directors and more than ten percent stockholders, we believe that all Section 16(a) filings applicable to our officers, directors and more than ten percent stockholders were complied with during the fiscal year ended December 31, 2005, except for the following: (i) Thomas J. Formolo, a director, filed a Form 4 amendment on March 11, 2005 which included the late reporting of shares acquired on February 9, 2005; (ii) Andrew W. Code, a former director, filed a Form 4 amendment on March 11, 2005 which included the late reporting of shares acquired on February 9, 2005; (iii) Sathiyamurthy Chandramohan, our Chief Executive Officer, Chairman of the Board and a beneficial owner of more than 10% of our common stock, filed a Form 4 on January 4, 2006 which included the late reporting of shares disposed of on December 29, 2005; and (iv) Kumarakulasingam Suriyakumar, our President and Chief Operating Officer, a director and a beneficial owner of more than 10% of our common stock, filed a Form 4 on January 4, 2006 which included the late reporting of shares disposed of on December 29, 2005.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Certain of our directors, executive officers, 5% beneficial owners and their affiliates have engaged in transactions with us in the ordinary course of business. We believe these transactions involved terms comparable to terms that would be obtained from an unaffiliated third party at the times the transactions were consummated. The following is a description of these transactions since the beginning of our last fiscal year.
Related Party Leases and Purchases
      We are party to certain leases with entities owned by Mr. Chandramohan and Mr. Suriyakumar for our facilities located in Los Angeles, California, San Jose, California, Irvine, California, Sacramento, California, Oakland, California, Gaithersburg, Maryland, and Costa Mesa, California. Under these leases, we paid these entities rent in the aggregate amount of approximately $2,738,000 in 2005. We are also obligated to reimburse these entities for certain real property taxes and assessments. These leases expire through July 2019.
      We sell certain products and services to Thomas Reprographics, Inc., and Albinson Inc., each of which is owned or controlled by Billy E. Thomas, who beneficially owns more than 5% of our common equity. These companies purchased products and services from us of approximately $54,000 during the twelve months ended December 31, 2005.
Management Agreement
      We were previously party to a management agreement with CHS Management IV LP, a Delaware limited partnership, that terminated upon the completion of our initial public offering in February 2005. Mr. Formolo, a member of our board of directors, and Mr. Andrew W. Code, who was a member of our Board of Directors during 2005 and who resigned from our Board of Directors in January 2006, have a direct beneficial ownership in CHS Management IV LP. Under the management agreement, we paid CHS Management IV LP a management fee of $217,000 in 2005. The annual management fee was subject to an annual increase based on our financial results but could not exceed $1,000,000 annually. The management fee was in consideration of CHS Management IV LP providing ongoing consulting and management advisory services to us.

Indemnification Agreements
      We have entered into indemnification agreements with each director and named executive officer which provide indemnification under certain circumstances for acts and omissions that may not be covered by any directors’ and officers’ liability insurance. The indemnification agreements may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers and directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain officers’ and directors’ insurance if available on reasonable terms.
Registration Rights Agreement
      We have previously entered into a registration rights agreement with Messrs. Chandramohan and Suriyakumar and certain other holders of our common stock and holders of warrants to purchase our common stock, including entities affiliated with certain of our directors. As of April 11, 2006, the holders of 14,382,213 shares of common stock are entitled to certain rights with respect to the registration of such shares under the Securities Act of 1933, as amended (“Securities Act”). These registration rights are described below.
      Demand Registrations. At any time following six months after the closing of our initial public offering, the holders of a majority of the registrable securities held by ARC Acquisition Co., L.L.C. and the holders of a majority of the registrable securities held by Messrs. Chandramohan and Suriyakumar (or entities in which they control a majority of the voting shares) shall each be entitled (as a group) to request up to two registrations on Form S-1 or similar long-form registration statements, respectively, and two short-form registrations on Form S-2, S-3 or any similar short-form registration statements, respectively. The holders of a majority of all other registrable securities under this agreement are entitled to request one short-form registration.
      Piggyback Rights. The holders of registrable securities other than those originally requesting registration pursuant to a demand registration can request to participate in, or “piggyback” on, any demand registration.
      Piggyback Registrations. If we propose to register any of our equity securities under the Securities Act (other than pursuant to a demand registration of registrable securities or a registration on Form S-4 or Form S-8) for us or for holders of securities other than the registrable securities, we will offer the holders of registrable securities the opportunity to register their registrable securities.
      Conditions and Limitations; Expenses. The registration rights are subject to conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under specified circumstances. We will pay the registration expenses of the holders of registrable securities in demand registrations and piggyback registrations in connection with the registration rights agreement.
Investor Unitholders Agreement
      Holdings previously entered into an Investor Unitholders Agreement with ARC Acquisition Co., L.L.C. and certain other parties that held warrants to purchase Holdings common units. Under this agreement, subject to certain exceptions, (i) Holdings had a right of first refusal in connection with a transfer of units acquired by the warrant holders, (ii) the warrant holders had a right to participate in transfers of units by ARC Acquisition Co., L.L.C., (iii) ARC Acquisition Co., L.L.C. had limited preemptive rights in connection with an issuance of units by Holdings to the warrant holders and the warrant holders had limited preemptive rights in connection with an issuance of units by Holdings to ARC Acquisition Co., L.L.C., (iv) the warrant holders had the right to receive certain financial information from Holdings, and (v) the warrant holders had certain property inspection rights. The Investor Unitholders Agreement terminated upon the consummation of our initial public offering in February 2005.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Appointment of Auditors
      PricewaterhouseCoopers LLP audited ARC’s annual financial statements for the fiscal year ended December 31, 2005. The Audit Committee has appointed PricewaterhouseCoopers LLP to be ARC’s independent auditors for the fiscal year ending December 31, 2006. The stockholders are asked to ratify this appointment at the annual meeting. A representative of PricewaterhouseCoopers LLP will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.
Auditor Fees
      A summary of the services provided by PricewaterhouseCoopers LLP for the years ended December 31, 2005 and 2004 are as follows (in thousands):

	2005	2004

Audit fees(a)	$780	$678
Audit related fees(b)	43	981
Tax fees(c)	56	63
All other fees(d)	0	0

	$879	$1,722

(a)	Consists of aggregate fees billed or expected to be billed for professional services rendered for the audit of our annual consolidated financial statements for each of the fiscal years ended December 31, 2005 and December 31, 2004, reviews of financial statements in the Company’s quarterly reports on Form 10-Q for each of the fiscal years ended December 31, 2005 and December 31, 2004, and other services normally performed in connection with statutory and regulatory filings or engagements.

(b)	Consists of aggregate fees billed or expected to be billed for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements for each of the fiscal years ended December 31, 2005 and December 31, 2004 and are not included in the Audit Fees listed above. Of the aggregate fees of $981 for the fiscal year ended December 31, 2004, $172 of this aggregate amount was for retrospective reviews of the Company’s quarterly consolidated financial statements during the years ended December 31, 2004 and 2003, and $809 of this aggregate amount was for review of registration statement on Form S-1 and related matters.

(c)	Consists of aggregate fees billed or expected to be billed for tax compliance, tax advice, and tax planning for each of the fiscal years ended December 31, 2005 and December 31, 2004.

(d)	Consists of aggregate fees billed or expected to be billed for all other services not included in the three categories set forth above for each of the fiscal years ended December 31, 2005 and December 31, 2004.
      The Audit Committee has adopted a Pre-approval Policy governing the engagement of the Company’s independent registered public accounting firm for all audit and non-audit services. The Audit Committee’s Pre-approval Policy provides that the Audit Committee must pre-approve all audit services and non-audit services to be performed for the Company by its independent registered public accounting firm prior to their engagement for such services. The Audit Committee Pre-approval Policy establishes pre-approved categories of certain non-audit services that may be performed by the Company’s independent registered public accounting firm during the fiscal year, subject to dollar limitations that may be set by the Audit Committee. Pre-approved services include certain audit related services, tax services and various non-audit related services. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next meeting. One hundred percent of the services provided by PricewaterhouseCoopers LLP during 2004 and 2005 were approved by the Audit Committee in accordance with the pre-approval procedures described above.
      Under Company policy and/or applicable rules and regulations, the independent registered public accounting firm is prohibited from providing the following types of services to the Company: (1) bookkeeping or other services related to the Company’s accounting records or financial statements, (2) financial information systems design and implementation, (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (4) actuarial services, (5) internal audit outsourcing services, (6) management functions, (7) human resources, (8) broker-dealer, investment advisor or investment banking services, and (9) legal services.
Vote Required For Ratification
      The Audit Committee was responsible for selecting ARC’s independent auditors for fiscal year 2006 pursuant to the terms of the Audit Committee charter. Accordingly, stockholder approval is not required to appoint PricewaterhouseCoopers LLP as ARC’s independent auditors for fiscal year 2006. The board believes, however, that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is a matter of good corporate governance. The Audit Committee is solely responsible for selecting ARC’s independent auditors. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of independent auditors.
      The ratification of the appointment of PricewaterhouseCoopers LLP as ARC’s independent auditors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS
INDEPENDENT AUDITOR FOR 2006

OTHER MATTERS
      We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.
ADDITIONAL INFORMATION
Householding of Proxies
      Under rules adopted by the SEC, we are permitted to deliver a single set of any proxy statement, information statement, annual report and prospectus to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each stockholder will continue to receive a separate proxy card or voting instruction card.
      The Company is not householding for those stockholders who hold their shares directly in their own name. If you share the same last name and address with another Company stockholder who also holds his or her shares directly, and you would each like to start householding for the Company’s annual reports, proxy statements, information statements and prospectuses for your respective accounts, then please contact us at American Reprographics Company, 700 North Central Avenue, Suite 550, Glendale, California 91203, Attention: Mark W. Legg, Telephone (818) 500-0225.
      This year, some brokers and nominees who hold Company shares on behalf of stockholders may be participating in the practice of householding proxy statements and annual reports for those stockholders. If your household received a single proxy statement and annual report for this year, but you would like to receive your own copy this year, please contact us at, American Reprographics Company, 700 North Central Avenue, Suite 550, Glendale, California 91203, Attention: Mark W. Legg, Telephone (818) 500-0225, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another stockholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voting instruction card or other information you received from your broker or nominee.
      If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.
Stockholder Proposals and Stockholder Board Nominations
      Our amended and restated bylaws set forth the requirements that must be satisfied in order for a stockholder to recommend a nominee for election to our board of directors at our annual meeting or to bring other business properly before our annual meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder, (i) the stockholder must give timely notice of the nomination in writing to our Secretary, (ii) such other business must be a proper matter for stockholder action, (iii) if the stockholder provides the Company with a Solicitation Notice (as defined below), the stockholder must deliver a proxy statement and form of proxy, in the case of a stockholder proposal of other business, to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry any such proposal and, in the case of a nomination, to holders of a percentage of our voting securities reasonably believed by the stockholder to be sufficient to elect the nominee, and must, in either case, have included in such materials the Solicitation Notice, and (iii) if no Solicitation Notice is timely provided, then the stockholder must not have solicited a number of proxies sufficient to have required the delivery of such a solicitation notice.
      To be timely, a stockholder’s notice must be delivered to our secretary at our principal executive office not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the close of business on the one hundred twentieth day prior to the annual meeting and not later than the close of business on the later of the ninetieth day prior to the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment of our annual meeting will not commence a new time period for the giving of a stockholder’s notice.
      The stockholder’s notice must set forth: (A) as to each person whom the stockholder proposed to nominate for election or reelection as a director, all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act and Rule 14a-4(d) thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice (i) the name and address of the stockholder, as they appear on our books and records, (ii) the class and number of shares of our stock that are owned beneficially and of record by the stockholder, and (iii) whether the stockholder intends to deliver a proxy statement and form of proxy to holders of, in the case of the stockholder proposal, at least the percentage of the corporation’s voting shares required under applicable law to carry the stockholder proposal or, in the case of a nomination, a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (such an affirmative statement being referred to as a “Solicitation Notice”).

      You may contact the Secretary at ARC at our principal executive offices to request a copy of the relevant amended and restated bylaws provision regarding the requirements for making stockholder proposals and nominating director candidates.
Additional Information
      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for information on the public reference room. The SEC maintains an internet site that contains annual, quarterly and current reports, proxy and information statements and other information that issuers file electronically with the SEC. The SEC’s internet site is www.sec.gov.
      Our internet address is www.e-arc.com. You can access our Investor Relations webpage through our internet site, www.e-arc.com, by clicking on the “Investor Relations” link at the top of the page. We make available free of charge, on or through our Investor Relations webpage, our proxy statements, annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We also make available, through our Investor Relations webpage, statements of beneficial ownership of our equity securities filed by our directors, officers, 10% or greater stockholders and others under Section 16 of the Exchange Act. The reference to our Website address does not constitute incorporation by reference of the information contained in the Website and should not be considered part of this document.
      A copy of our Code of Conduct, as defined under Item 406 of Regulation S-K, including any amendments thereto or waivers thereof, Corporate Governance Guidelines, and Board Committee Charters can also be accessed on our Website www.e-arc.com, by clicking on the “Investor Relations” link at the top of the page and then selecting “Corporate Governance” from the Investor Relations Webpage. Our Code of Conduct applies to all directors, officers and employees, including our chief executive officer, our chief financial officer and our controller. We will post any amendments to the Code of Conduct, and any waivers that are required to be disclosed by the rules of either the SEC or the NYSE, on our internet site.
      You can request a copy of these documents, excluding exhibits, at no cost, by contacting Investor Relations at the above telephone number or address.
      YOUR VOTE AT THIS YEAR’S MEETING IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY.

By order of the Board of Directors,

Mark W. Legg
Chief Financial Officer and Secretary
April 17, 2006

APPENDIX I
AMERICAN REPROGRAPHICS COMPANY
AUDIT COMMITTEE CHARTER
Purpose
      The Audit Committee (the “Audit Committee”) of American Reprographics Company (the “Company”) is appointed by the Company’s Board of Directors (the “Board”) to assist the Board in monitoring (i) the integrity of the Company’s financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors.
      The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.
Committee Membership
      The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies. One member of the Audit Committee will serve as the Chairperson of the Audit Committee. The Committee may also appoint a secretary, who need not be a director, whose primary responsibility will be to keep the minutes of the Audit Committee meetings.
      Members of the Committee and the Committee Chairperson shall be appointed by and may be removed by the Board on the recommendation of the Nominating and Corporate Governance Committee.
Meetings
      The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically in separate executive sessions with management (including the chief financial officer and chief accounting officer), the internal auditors and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.
Committee Authority and Resources
      The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.
      The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to sub-committees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-

audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.
      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.
Committee Duties and Responsibilities
      The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters
      1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.
      2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.
      3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.
      4. Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.
      5. Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.
      6. Review and discuss quarterly reports from the independent auditors on:

(a) all critical accounting policies and practices to be used;

(b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.
      7. Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).
      8. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.
      9. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.
      10. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.
      11. Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor
      12. Review and evaluate the lead partner of the independent auditor team.
      13. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.
      14. Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.
      15. Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor.
      16. Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.
      17. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function
      18. Review the appointment and replacement of the senior internal auditing executive.
      19. Review the significant reports to management prepared by the internal auditing department and management’s responses.
      20. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities
      21. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.
      22. Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

      23. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
      24. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.
      25. Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies and internal controls.

Other Duties and Responsibilities
      26. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.
      27. Conduct an annual performance evaluation of the Audit Committee and report the results of this review to the Board.
      28. Review and recommend to the Board for approval policies relating to the delegation of authority to the officers and employees of the Company.
      29. Perform any other duties or responsibilities expressly delegated to the Audit Committee by the Board from time to time.
Limitation of Audit Committee’s Role
      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.
Reports
      The Audit Committee shall make regular reports to the Board. The Audit Committee will, to the extent it deems appropriate, record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. The Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company’s proxy statement for its annual meeting of stockholders.
February 2005
Copyright © 2005, American Reprographics Company. All Rights Reserved.

AMERICAN REPROGRAPHICS COMPANY
Audit Committee Pre-Approval Policy

I.	STATEMENT OF PRINCIPLES
      The Audit Committee must pre-approve the audit and non-audit services per-formed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Before the Company or any of its subsidiaries engages the independent auditor to render a service, the engagement must be either:

1. specifically approved by the Audit Committee; or

2. entered into pursuant to this Pre-Approval Policy.
      The appendices to this Pre-Approval Policy describe in detail the particular audit, audit-related, tax and other services that have the pre-approval of the Audit Committee pursuant to this Pre-Approval Policy.(1) The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee shall periodically revise the list of pre-approved services.

II.	DELEGATION
      The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate to management the Audit Committee’s responsibilities to pre-approve services performed by the independent auditor.

III.	AUDIT SERVICES
      The Audit Committee must specifically pre-approve the terms of the annual audit services engagement. The Audit Committee shall approve, if necessary, any changes in terms resulting from changes in audit scope, Company structure or other matters.
      In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide. The Audit Committee has pre-approved the audit services listed in Appendix A. All other audit services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

IV.	AUDIT-RELATED SERVICES
      Audit-related services, including internal control-related services, are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and/or the Company’s internal control over financial reporting and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor, and has pre-approved the audit-related services listed in Appendix B. All other audit-related services not listed in Appendix B, and all internal control-related services, must be specifically pre-approved by the Audit Committee.

V.	TAX SERVICES
      The Audit Committee believes that the independent auditor can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the Audit Committee shall scrutinize carefully the retention of the independent auditor in connection with any tax-related transaction initially recommended by the independent auditor. The Audit Committee has pre-

      1 The services listed in the appendices are for illustrative purposes only.

approved the tax services listed in Appendix C. All tax services not listed in Appendix C must be specifically pre-approved by the Audit Committee.

VI.	OTHER SERVICES
      The Audit Committee may grant pre-approval to those permissible non-audit ser-vices classified as other services that it believes would not impair the independence of the auditor, including those that are routine and recurring services. The Audit Committee has pre-approved the other services listed in Appendix D. Permissible other services not listed in Appendix D must be specifically pre-approved by the Audit Committee.
      A list of the non-audit services prohibited under the rules of the Securities and Exchange Commission (the “Commission”) is attached to this Pre-Approval Policy as Exhibit 1. The rules of the Commission and the Public Company Accounting Oversight Board (the “PCAOB”) and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII.	PRE-APPROVAL FEE LEVELS
      The Audit Committee may consider the amount or range of estimated fees as a factor in determining whether a proposed service would impair the auditor’s independence. Where the Audit Committee has approved an estimated fee for a service, the pre-approval applies to all services described in the approval. However, in the event the invoice in respect of any such service is materially in excess of the estimated amount or range, the Audit Committee must approve such excess amount prior to payment of the invoice. The Audit Committee expects that any requests to pay invoices in excess of the estimated amounts will include an explanation as to the reason for the overage. The Company’s independent auditor will be informed of this policy.

VIII.	SUPPORTING DOCUMENTATION
      With respect to each proposed pre-approved service, the independent auditor must provide the Audit Committee with detailed back-up documentation regarding the specific ser-vices to be provided.

IX.	PROCEDURES
      The Company’s management shall inform the Audit Committee of each service performed by the independent auditor pursuant to this Pre-Approval Policy.
      Requests or applications to provide services that require separate approval by the Audit Committee shall be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the rules of the Commission and the PCAOB on auditor independence.
February 2005
Copyright © 2005, American Reprographics Company. All Rights Reserved.

Appendix A
Form used for:
Pre-Approved Audit Services for Fiscal Year 2005
Dated: [                    ]

Service	Estimated Range of Fees

Statutory audits or financial audits for subsidiaries or affiliates of the Company

Services associated with registration statements, periodic reports and other documents filed with the Commission or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to Commission comment letters

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the Commission, PCAOB, FASB, or other regulatory or standard-setting bodies (Note: Under Commission rules, some consultations may be “audit-related” services rather than “audit” services)

Appendix B
Form used for:
Pre-Approved Audit-Related Services for Fiscal Year 2005
Dated: [                    ]

Service	Estimated Range of Fees

Due diligence services pertaining to potential business acquisitions/dispositions

Financial statement audits of employee benefit plans

Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the Commission, PCAOB, FASB, or other regulatory or standard-setting bodies (Note: Under the rules of the Commission, some consultations may be “audit” services rather than “audit-related” services)

Attest services not required by statute or regulation

Appendix C
Form used for:
Pre-Approved Tax Services for Fiscal Year 2005
Dated: [                    ]

Service	Estimated Range of Fees

U.S. federal, state and local tax planning and advice

U.S. federal, state and local tax compliance

International tax planning and advice

International tax compliance

Review of federal, state, local and international income, franchise and other tax returns

Licensing or purchase of income tax preparation software from the independent auditor, provided the functionality is limited to preparation of tax returns

Appendix D
Form used for:
Pre-Approved Other Services for Fiscal Year 2005
Dated: [                    ]

Service	Estimated Range of Fees

Exhibit 1
Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

PROXY
AMERICAN REPROGRAPHICS COMPANY
Proxy for Annual Meeting of Stockholders to be held May 22, 2006
The undersigned hereby appoints Mark W. Legg, Chief Financial Officer and Secretary of ARC, Sathiyamurthy Chandramohan, the Chief Executive Officer and Chairman of the Board of ARC, and Kumarakulasingam Suriyakumar, the President, Chief Operating Officer and a director of ARC, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of Common Stock of American Reprographics Company held by the undersigned on March 27, 2006, at the annual meeting of stockholders to be held at the Glendale Hilton Hotel, 100 West Glenoaks Boulevard, Glendale, California 91202 on Monday, May 22, 2006, at 2:00 p.m. local time, and at any postponements or adjournments thereof. Without limiting the authority granted herein, the above named proxies are expressly authorized to vote as directed by the undersigned as to those matters set forth on the reverse side hereof. If no directions are given, this Proxy will be voted for all of the director nominees named on the reverse side and for Item 2. The above named proxies will vote in their discretion on all other matters that are properly brought before the Annual Meeting. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.
(CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE)
Address Change/Comments (Mark the corresponding box on the reverse side)

▲DETACH HERE FROM PROXY VOTING CARD▲

AMERICAN REPROGRAPHICS COMPANY
Proxy for Annual Meeting of Stockholders to be held May 22, 2006

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.
1.                Elect seven directors, each for a term of one year:

Nominees:	For All	Withhold
01 Sathiyamurthy Chandramohan		All
02 Kumarakulasingam Suriyakumar	☐	☐
03 Thomas J. Formolo
04 Dewitt Kerry McCluggage
05 Mark W. Mealy
06 Manuel Perez de la Mesa
07 Eriberto R. Scocimara
                  Withheld for the nominees you list below. (Write that nominee’s name in the space provided below.)

ITEM 2—  Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN
ITEM 3—  In their discretion, to transact such other business as may properly come before the meeting and any adjournments thereof.

WILL ATTEND
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Signature:	Signature: Date:

(Please sign exactly as your name or names appear on certificate and mail this Proxy promptly in the enclosed paid envelope. When signing in representative capacity, insert title and attach papers showing authority unless already on file with the corporation.)

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